SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 15, 2006


                            CHAPARRAL RESOURCES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-7261                   84-0630863
          --------                      ------                   ----------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


         2 Gannett Drive, Suite 418,                               77032
            White Plains, New York                                 -----
            ----------------------
   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (866) 559-3822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   OTHER EVENTS.

     On March 24, 2006, Chaparral Resources, Inc. ("Chaparral") became aware of an additional complaint filed in connection with the previously announced proposed merger of Chaparral with a subsidiary of Lukoil Overseas Holding Limited (`Lukoil"). On March 15, 2006, Robert J. Feeney filed a complaint against Chaparral, LUKOIL and the directors of Chaparral (collectively, the "defendants") in the Court of Chancery in the State of Delaware in and for New Castle County. The complaint requests, among other things, that the suit be designated a class action in favor of stockholders, that the proposed merger of Chaparral with a subsidiary of Lukoil be enjoined and that in the event the proposed merger is consummated, that the proposed merger be rescinded and set aside or the plaintiff be awarded unspecified rescissory damages. The complaint also requests an unspecified amount for costs, including fees of plaintiff's counsel and experts. Chaparral believes that the lawsuit is without merit and intends to defend vigorously against the action. This summary and description of the Robert J. Feeney complaint is qualified in its entirety by reference to the complaint, which has been filed as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

     99.1 Complaint filed in the Court of Chancery in the State of Delaware in and for New Castle County, captioned Robert J. Feeney v. Chaparral Resources, Inc., LUKOIL Overseas Holding, Ltd, Oktay Movsumov, Dmitri Timoshenko, Boris S. Zilbermints, Peter G. Dilling, and Alan D. Berlin, Civil Action No. 2009-N, filed March 15, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 27, 2006                           CHAPARRAL RESOURCES, INC.



                                               By: /s/ Alan D. Berlin
                                               --------------------------------
                                                   Alan D. Berlin
                                                   Director and Secretary